SARATOGA BANCORP

                             1982 STOCK OPTION PLAN

                                      INDEX

ARTICLE                                                               COMMENCING
NO.        DESCRIPTION                                                   ON PAGE

1.         PURPOSE                                                             2
2.         ADMINISTRATION                                                      2
3.         PARTICIPANTS                                                        2
4.         THE SHARES                                                          3
5.         GRANT, TERMS AND CONDITIONS OF OPTIONS                              3
6.         ADJUSTMENT OF AND CHANGES IN THE SHARES                             7
7.         LISTING OR QUALIFICATION OF SHARES                                  8
8.         BINDING EFFECT OF CONDITIONS                                        8
9.         AMENDMENT AND TERMINATION OF THE PLAN                               9
10.        EFFECTIVENESS OF THE PLAN                                           9
11.        PRIVILEGES OF STOCK OWNERSHIP; SECURITIES LAW COMPLIANCE;           9
           NOTICE OF SALE
12.        INDEMNIFICATION                                                    10
13.        INFORMATION TO OPTIONEES                                           10

                                SARATOGA BANCORP

                             1982 STOCK OPTION PLAN

1.   PURPOSE.

     The purpose of this 1982 Stock Option Plan (the "Plan") of Saratoga Bancorp (hereinafter referred to individually as the "Holding Company") and its Affiliates (Saratoga Bancorp and its Affiliates are hereinafter referred to collectively as "Saratoga"), is to secure for Saratoga and its stockholders the benefits of the incentive inherent in the ownership of Common Stock of the Holding Company by those key full-time employees, officers and directors of Saratoga who will share responsibility with management of Saratoga for its future growth and success.

     The word "Affiliate," as used in this Plan, means any bank or corporation in an unbroken chain of banks or corporations beginning or ending with the Holding Company, if at the time of the granting of an option, each such bank or corporation other than the last in that chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other banks or corporations in the chain.

2.   ADMINISTRATION.

     The following provisions shall govern the administration of the Plan:

          (a) The Plan shall be administered by a committee of the Board of Directors of the Holding Company appointed for this purpose by the Board of Directors (the "Committee") composed of not less than three (3) directors. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Board of Directors shall designate a Chairman and Vice-Chairman of the Committee from among the Committee members. Acts of the Committee (i) at a meeting, held at a time and place and in accordance with rules adopted by the Committee, at which a quorum of the Committee is present and acting, or (ii) reduced to and approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

          (b) The Holding Company shall effect the grant of options under the Plan by execution of instruments in writing in a form approved by the Committee. Subject to the express terms and conditions of the Plan and the terms of any option outstanding under the Plan, the Committee shall have full power to construe the Plan and the terms of any option granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan or such options and to make all other determinations necessary or advisable for the Plan's administration, including, without limitation, the power to (i) determine which persons meet the requirements of Section 3 hereof for selection as participants in the Plan and which persons are considered to be "employees" for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), and therefore eligible to, receive incentive stock options under the Plan; (ii) determine to whom of the eligible persons, if any, options shall be granted under the Plan; (iii) establish the terms and conditions required or permitted to be included in every option agreement or any amendments thereto, and except as set forth in
     Article 9, include terms and conditions which modify or amend or are inconsistent with the terms of this Plan as necessary to carry out the purposes of this Plan and determine whether options to be granted thereunder shall be "incentive stock options," as defined in the Code, or "non-qualified stock options;" (iv) specify the number of shares to be covered by each option; (v) in the event a particular option is to be an incentive stock option, determine and incorporate such terms and provisions, as well as amendments thereto, as shall be required in the judgment of the Committee, so as to provide for or conform such option to any change in any law, regulation, ruling or interpretation applicable thereto; (vi) determine the fair market value of Holding Company stock used by a Participant to exercise options pursuant to Section 5(b) hereof; and
     (vi) to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

          (c) No member of the Stock Option Committee, while serving as such, shall be, or during the one-year period prior to such service shall have been, eligible to participate in the Plan or in any other such stock option, stock appreciation right, stock bonus or other stock plan of Saratoga.

3.   PARTICIPANTS.

     Participants in the Plan shall be those directors, officers and key full-time salaried employees of Saratoga to whom options may be granted from time to time by the Committee.

4.   THE SHARES.

     The shares of stock initially subject to options authorized to be granted under the Plan shall consist of three hundred fifteen thousand, seven hundred forty (315,740) shares of Common Stock, no par value (the "Shares"), of the Holding Company, or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 6. The Shares subject to the, Plan may be set aside out of the authorized but unissued shares of Common Stock of the Holding Company not reserved for any other purpose or out of shares of Common Stock subject to an option which, for any reason, terminates unexercised as to the Shares.

5.   GRANT, TERMS AND CONDITIONS OF OPTIONS.

     Options may be granted at any time prior to the termination of the Plan to directors, officers and key full-time salaried employees of Saratoga who, in the judgment of the Committee, contribute to the successful conduct of the Saratoga's operation through their judgment, interest, ability and special efforts; provided, however, that: (i) an eligible director, officer or employee shall not participate in the granting of his or her own option; (ii) the aggregate fair market value (determined as of the time an option is granted) of the Common Stock for which any employee may be granted incentive stock options in any calendar year prior to 1987 under this Plan and any other incentive stock option plans (which qualify under section 422A of the Code, as amended) of Saratoga shall not exceed $100,000 plus any unused limit carryover to such year as such term is defined in section 422A(c)(4) of the Code, and the aggregate fair market value of the Common Stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year beginning after 1986 under this Plan and any other incentive stock option plans (which qualify under section 422A of the Code) of Saratoga shall not exceed $100,000; (iii) except in the case of termination by death or disability and as set forth in Section 5(c) below, the granted option must be exercised by optionee no later than three (3) months after any termination of employment with Saratoga and said employment must have been continuous since the granting of the option.

     In addition, options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) Option Price. The purchase price under each option shall be not less than one hundred percent (100%) of the fair market value of the Shares subject thereto on the date the option is granted, as such value is determined by the Committee. The fair market value of such stock shall be determined in accordance with any reasonable valuation method. If, however, any eligible Participant owns stock of the Holding Company possessing more than 10% of the total combined voting power of all classes of stock of the Holding Company or of any of its Affiliates, the option price of any option granted to such optionee shall be not less than 110% of such fair market value.

     (b) Duration and Exercise of Options. Subject to all other provisions of this Plan, each option shall be exercisable for the full number of shares of Common Stock subject thereto, or any part thereof, in such installments and at such intervals as the Board or the Committee may determine in granting such options. No incentive stock option granted prior to January 1, 1987 shall be exercisable while there is outstanding any other option granted under the Plan or any other incentive stock option plans (which qualify under Section 422A of the Code) of the Holding Company or any of its Affiliates to the same employee at an earlier date. Each option shall terminate and expire, and shall no longer be subject to exercise, as the Board or Committee may determine in granting such option, but in no event later than ten (10) years after the date of grant thereof, provided, however, that any option granted to a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Holding Company or of its affiliates shall terminate and expire no later than five (5) years after the date of grant thereof. In no event shall an option vest at a rate of less than twenty percent (20%) per year during the first five (5) years of the option term. The Board or Committee may, in its sole discretion, accelerate the time of exercise of any option. The termination of the Plan shall not alter the maximum duration, the vesting provisions, or any other term or condition of any option granted prior to the termination of the plan.

     To the extent the right to purchase Shares has vested under a Participant's stock option agreement, options may be exercised from time to time by delivering payment in full at the Option Price for the number of shares being purchased by either: (a) cash, certified check, official Bank check or the equivalent thereof acceptable to the Holding Company equal to the Option Price; or (b) shares of Holding Company stock with a fair market value as of the date of exercise equal to the Option Price, or (c) shares of Holding Company stock with a fair market value as of the date of exercise less than the full amount of the Option Price plus cash, certified check, official Bank check or the equivalent thereof acceptable to the Holding Company equal to the remaining amount of the Option Price; provided, however, that an optionee may only deliver shares of Holding Company stock in full or partial payment of the Option Price under clause (b) or
(c) above if such shares have been owned by such optionee for at least six months. Such payment shall be accompanied by written notice to the Secretary of the Holding Company identifying the option or part thereof being exercised and specifying the number of Shares for which payment is being tendered. The Holding Company shall deliver to the optionee, which delivery shall be not less than fifteen (15) days and not more than thirty (30) days after the giving of such notice, without transfer or issue tax to the optionee (or other person entitled to exercise the option) at the principal office of the Holding Company, or such other place as shall be mutually acceptable, a certificate or certificates for such Shares dated the date the options were validly exercised; provided, however, that the time of such delivery may be postponed by the Holding Company for such period as may be required for it with reasonable diligence to comply with any requirements of law. If an option covers incentive and non-qualified stock options, separate stock certificates shall be issued; one or more for stock acquired upon exercise of the incentive stock options and one or more for the stock acquired upon exercise of the non-qualified stock options. If the option price is satisfied in whole or in part by delivery of Holding Company stock, separate stock certificates shall be issued, one or more for the number of shares of stock received equal to the number of shares of Holding Company stock delivered and one or more for the remainder of the shares received upon the exercise.

     The Holding Company shall have the right, upon the exercise of an option, to deduct any sums from the wages, salary, bonus and other compensation paid by the Holding Company to the optionee that are required to be withheld upon the taxable income, if any, recognized by the optionee in connection with the exercise in whole or in part of any option or the sale of Common Stock issued to the optionee upon exercise of the option. This withholding of tax shall be made from the Holding Company's concurrent or next payment of wages, salary, bonus or other income to the optionee or by payment to the Holding Company by the optionee of the required withholding tax, as the Board or Committee may determine. The payment of withholding tax by the optionee shall be in the form of cash or any other form of lawful consideration that the Board or Committee determines to be appropriate. Subject to the approval of the Board or Committee, an optionee may make a withholding election to pay such tax by the withholding of shares from the total number of shares deliverable pursuant to the exercise of the option or by delivering a sufficient number of previously acquired shares of Holding Company Common Stock, which have been held by such optionee for at least six months, to the Holding Company. In the case of election by a member of the Board or an officer of the Holding Company, the election must be made at least 6 months after the grant of the option and either (a) 6 months or more prior to the date the option exercise becomes taxable or (b) during the window period beginning on the third business day following the release of the quarterly earnings and ending on the earlier of the twelfth business day following the date of such release or the date the exercise becomes taxable. The value of shares withheld or delivered shall be the fair market value of such shares on the date the exercise becomes taxable.

     (c) Termination of Employment or Officer or Director Status. Upon the termination of an optionee's status as an employee, officer or director of Saratoga, his or her rights to exercise an option then held shall be only as follows:

     DEATH OR DISABILITY: If an optionee's employment or status as an officer or director is terminated by death or disability, such optionee or such optionee's qualified representative (in the event of the optionee's mental disability) or the optionee's estate (in the event of optionee's death) shall have the right for a period of twelve (12) months following the date of such death or disability to exercise the option to the extent the optionee was entitled to exercise such option on the date of the optionee's death or disability, provided that the actual date of exercise is in no event after the expiration of the term of the option.

     Disability, shall be determined under Section 422A of the Code in effect at the date of such disability.

     An optionee's "estate" shall mean the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death.

     CAUSE: If an employee, officer or director is determined by the Board of Directors to have committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to Saratoga, or to have deliberately disregarded the rules of Saratoga which resulted in loss, damage or injury to Saratoga, or if an optionee makes any unauthorized disclosure of .any of the secrets or confidential information of Saratoga, induces any client or customer of Saratoga to break any contract with Saratoga or induces any principal for whom Saratoga acts as agent to terminate such agency relations, or engages in any conduct which constitutes unfair competition with Saratoga, or if an optionee is removed from any office of Saratoga by the Federal Deposit Insurance Corporation or any other bank regulatory agency, the optionee or the optionee's estate shall have the right for a period of thirty (30) days following the date of such termination to exercise the option to the extent the optionee was entitled to exercise such option on the date of termination of employment or officer or director status, provided the actual date of exercise is in no event after the expiration of the term of the option. The option shall so terminate whether or not after termination of employment or officer or director status the optionee may receive payment from Saratoga for vacation pay, for services rendered prior to termination, for services for the day on which termination occurred, for salary in lieu of notice, or for other benefits. In making such determination, the Board of Directors shall act fairly and shall give the optionee an opportunity to appear and be heard at a hearing before the full Board of Directors and present evidence on the optionee's behalf. For the purpose of this paragraph, termination of employment or officer or director status shall be deemed to occur when Saratoga dispatches notice or advice to the optionee that the optionee's employment or status as an officer or director is terminated and not at the time of optionee's receipt thereof.

          OTHER REASONS: If an optionee's employment or status as an officer or director is terminated for any reason other than those mentioned above under "Death or Disability" and "Cause," the optionee may, within three (3) months following such termination, exercise the option to the extent such option was exercisable by the optionee on the date of termination of the optionee"s employment or status as an officer or director, provided that the date of exercise is in no event after the expiration of the term of the option.

     (d) Transferability of Option. Each option shall be transferable only by Will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee.

     (e) Other Terms and Conditions. Options may also contain such other provisions as the Committee shall deem appropriate, which except as provided in
Section 2(b), shall not be inconsistent with any of the foregoing terms. No option, however, nor anything contained in the Plan, shall confer upon any optionee any right to continue in the employ or in the status as an officer or director of Saratoga, nor limit in any way the right of Saratoga to terminate an optionee's employment or status as an officer or director at any time.

     (f) Use of Proceeds from Stock. Proceeds from the sale of Shares pursuant to the exercise of options granted under the Plan shall constitute general funds of the Holding Company.

     (g) Rights as a Shareholder. The optionee shall have no rights as a shareholder with respect to any Shares until the date of issuance of a stock certificate for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance, except as provided in Section 6 hereof.

6.   ADJUSTMENT OF AND CHANGES IN THE SHARES.

     In the event the shares of Common Stock of the Holding Company, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Holding Company or of another corporation (whether by reason of reorganization, merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of Common Stock of the Holding Company shall be increased through the payment of a stock dividend or through a stock split, the Board of Directors shall substitute for or add to each share of
Common Stock of the Holding Company theretofore appropriated or thereafter subject or which may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Holding Company shall be so changed, or for which each share shall be exchanged, or to which each such share shall be entitled, as the case may be. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that any optionee's proportionate interest in the Holding Company by reason of his rights under unexercised portions of such options shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price to the unexercised portion of the option and with a corresponding adjustment in the option price per share.

     In the event of sale, dissolution or liquidation of the Holding Company or upon any reorganization, merger or consolidation in which the Holding Company is not the surviving or resulting corporation, the Committee shall provide for the assumption by the surviving or resulting corporation of every option outstanding hereunder, on such terms as shall be required to preserve the rights and benefits of any option then outstanding under the Plan; provided, that each optionee shall have the right until five (5) days before the effective date of such merger or consolidation in which the Company is not the surviving corporation to exercise in whole or in part any unexpired option or options issued to such optionee, without regard to the installment provisions of section 5(b) of the Plan or any option agreement. This right of exercise shall be conditioned upon the exercise of a definitive agreement of merger or consolidation.

     To the extent the foregoing adjustments relate to stock or securities of the Holding Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

     Except as expressly provided in this Section 6, an optionee shall have no rights by reason of any of the following events: (1) subdivision or consolidation of shares of stock of any class; (2) payment of any stock dividend; (3) any other increase or decrease in the number of shares of stock of any class; (4) any dissolution, liquidation, merger, consolidation, spin-off of assets or stock of another corporation. Any issue by the Holding Company of shares of stock of any class, or securities convertible into shares of any class, shall not affect the number or price of shares of Common Stock subject to the option, and no adjustment by reason thereof shall be made.

     The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Holding Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

7.   LISTING OR QUALIFICATION OF SHARES.

     All options granted under the Plan are subject to the requirement that, if at any time the Board of Directors or the Committee shall determine in its discretion that the listing or qualification of the Shares subject thereto on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of Shares under the option, the option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board of Directors or the Committee.

8.   BINDING EFFECT OF CONDITIONS.

     The conditions and stipulations herein contained, or in any option granted pursuant to the Plan shall be, and constitute, a covenant running with all of the Shares acquired by the optionee pursuant to this Plan, directly or indirectly, whether the same have been issued or not, and those shares owned by the optionee shall not be sold, assigned or transferred by any person save and except in accordance with the terms and conditions herein provided, and the optionee shall agree to use the optionee's best efforts to cause the officers of the Holding Company to refuse to record on the books of the Holding Company any assignment or transfer made or attempted to be made except as provided in the Plan and to cause said officers to refuse to cancel old certificates or to issue or deliver new certificates therefor where the purchaser or assignee has acquired certificates or the Shares represented thereby, except strictly in accordance with the provisions of the Plan.

9.   AMENDMENT AND TERMINATION OF THE PLAN.

     The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Holding Company: (i) increase the maximum number of shares for which options may be granted under the Plan;
(ii) change the computation as to minimum option prices set forth in Paragraph 5(a); (iii) extend beyond ten (10) years the period, during which options may be granted or exercised; or (iv) amend the requirements as to the class of employees, officers or directors eligible to receive options. Except as provided in Section 6, no termination, modification or amendment of the Plan may, without the consent of an employee, officer or director to whom such option shall theretofore have been granted, adversely effect the rights of such employee, officer or director under such option. Unless the Plan shall have been terminated by action of the Board of Directors prior thereto, it shall terminate ten years from its adoption by the Board of Directors unless earlier terminated by the Board of Directors.

10.  EFFECTIVENESS OF THE PLAN.

     The Plan shall become effective only upon approval by the Board of Directors. The exercise of any options granted pursuant to the Plan shall be conditioned upon approval of the Plan by the shareholders of the Holding Company and the Registration of the Shares subject to the Plan with the Securities and Exchange Commission and Qualification of the Shares subject to the Plan with the Commissioner of Corporations of the State of California unless in the opinion of counsel to the Holding Company such Registration or Qualification is not necessary.

11.  PRIVILEGES OF STOCK OWNERSHIP SECURITIES LAW COMPLIANCE; NOTICE OF SALE.

     No optionee shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to the optionee. No Shares shall be purchased upon the exercise of any option unless and until any then applicable requirements of any regulatory agencies having jurisdiction and of any exchanges upon which the Common Stock of the Holding Company may be listed shall have been fully complied with. The Holding Company shall diligently endeavor to comply with all applicable securities laws before any options are granted under the Plan and before any Shares are issued pursuant to the exercise of such options. The optionee shall give the Holding Company notice of any sale or other disposition of any such Shares not more than five (5) days after such sale or other disposition.

12.  INDEMNIFICATION.

     To the extent permitted by applicable law in effect from time to time, no member of the Board of Directors or the Committee shall be liable for any action or omission of any other member of the Board of Directors or Committee nor for any act or omission on the member's own part, excepting only the member's own willful misconduct or gross negligence. Saratoga shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former director or member of the Committee in any action against such person (whether or not Saratoga is joined as a party defendant) to impose a liability or penalty on such person for an act alleged to have been committed by such person while a director or member of the Committee arising with respect to the Plan or administration thereof or out of membership on the Committee or by Saratoga, or all or any combination of the preceding so long as the Director or Committee member was acting in good faith, within what such director or Committee member reasonably believed to have been within the scope of his or her employment or authority and for a purpose which he or she reasonably believed to be in the best interests of Saratoga or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This section does not apply to any action instituted or maintained in the right of Saratoga by a shareholder or holder of a voting trust certificate representing shares of Saratoga. The provisions of this section shall apply to the estate, executor, administrator, heirs, legatees or devisees of a director or Committee member, and the term "person" as used in this section shall include the estate, executor, administrator, heirs, legatees, or devisees of such person.

13.  INFORMATION TO OPTIONEES.

     The Company shall provide to each optionee, during the period for which he or she has one or more outstanding options, copies of all annual reports and all other information which is provided to shareholders of the Company. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure their access to equivalent information.